Exhibit 10.08

CONTRACT DEED OF ASSIGNMENT

The present deed of assignment is concluded by and between:

KOSMOS ENERGY SAO TOME AND PRINCIPE, a company organized and established under the laws of the Cayman Islands, whose registered office is located at 4th Floor, Century Yard, Cricket Square, Hutchins Drive, Elgin Avenue, George Town, Grand Cayman KYl 1209, Cayman Islands, hereinafter named “KOSMOS”,

and

GALP ENERGIA SÂO TOMÉ E PRÍNCIPE, UNIPESSOAL, LDA., a company existing under the laws of Sao Tome and Principe, whose registered offices is located in Avenida da Independência, 392 II-III, São Tome, São Tomé Príncipe, hereinafter referred to as “GALP”

and

THE DEMOCRATIC REPUBLIC OF SAO TOME AND PRINCIPE represented by the Agência Nacional do Petróleo de São Tomé e Príncipe, hereinafter referred to as “ANP”;

ANP, GALP and KOSMOS may collectively be referred to as the “Parties”

PREAMBLE

A.

ANP and GALP are parties to the Production Sharing Contract signed with the Democratic Republic of Sao Tome and Principe on 26 October, 2015 (the “Contract”), in pursuance of which they have obtained the exclusive right to undertake petroleum operations in Block 6 with in the Territory of Sao Tome and Principe;

B.	GALP has agreed to transfer and assign fifty percent (50%) of its ninety percent (90%) pa1ticipating interest in the Contract to KOSMOS (the “Assignment”);

C.	Article 19 of the Contract permits the Parties to the Contract to assign and transfer in whole or in part their participating interest in the Contract;

D.	Article 19 of the Contract requires the prior written consent of ANP, and ANP,

by letter dated the 8th of October 2015, Ref. N.o 164/ANP/GM/2015, informed that the assignment by Galp of fifty percent (50%) of its ninety percent (90%) participating interest in the Contract to Kosmos becomes automatically authorized once the Contract between the State and Galp was signed and the Signature Bonus was paid and further informed it did not had the intention to exercise any preferential right thereof;

E.	ANP and GALP already signed the Contract and GALP already paid the signature bonus.

F.	The Parties agree to the Assignment.

In witness whereof, the Patties have agreed the following between themselves in consideration of the obligations set out in the present deed of assignment:

Article 1

The Assignment shall be effective on the date this deed of assignment is signed by all Patties (the  “Effective Date”).

Article 2

GALP assigns and transfers, and KOSMOS accepts by the present document, fifty percent (50%) of its undivided participating interest specified in the Contract (the “KOSMOS Assigned Interest”), so that the Percentage Interest held by the parties in the Contract as of the Effective Date is as follows:

ANPten percent (10%)

GALPforty‑five percent (45%)

KOSMOSforty‑five percent (45%)

GALP and ANP warrant and guarantee that the only consideration received by GALP from KOSMOS for the Assignment shall be the payment of an amount equal to half the signature bonus amount, corresponding to the amount KOSMOS would have to pay if it had a forty five per cent (45%) participating interests in the Contract at the date of its signature.

Article 3

KOSMOS acknowledges and accepts that it shall assume and fulfil all the obligations, responsibilities and duties from the Effective Date, under the Contract that may arise after this date related to the KOSMOS Assigned Interest.

KOSMOS agrees to indemnify and hold each of ANP and GALP harmless from and against all such obligations, liabilities, duties, costs and expenses arising out of operations relating to the Contract which accrue after the Effective Date to the extent they are related to the KOSMOS Assigned Interest.

Article 4

GALP declares and warrants by the present deed of assignment that it has not in any way previously transferred, assigned or pledged its interest under the Contract constituting the object of the present assignment to KOSMOS, and GALP shall undertake to indemnify and shall hold KOSMOS harmless from all claims, losses or damages that KOSMOS may suffer or incur owing to a violation of the above declaration and warranty.

GALP herein commits to indemnify and hold KOSMOS harmless from all responsibilities and obligations relating to the KOSMOS Assigned Interest which accrue before the Effective Date.

Article 5

The Patties shall sign all other documents and shall carry out all other requirements that may be necessary or desirable in order to confirm or record the assignment of the KOSMOS Assigned Interest, and to put this into effect in accordance with the laws of the Democratic Republic of Sao Tome and Principe.

Article 6

All the terms used in the present deed of assignment have the same definition as that indicated in the Contract.

In witness whereof, the Parties have duly signed this deed of assignment on the date of 9th, November 2015 in three (3) original copies in the Portuguese language and in three (3) copies in the English language and the Portuguese language version shall prevail over the English in case of discrepancy between both versions.

GALP ENERGIA SÃO TOMÉ EPRÍNCIPE, UNIPESSOAL, LDA

SIGNATURE:	/s/ Carlos Gomes da Silva

BY:	CARLOS GOMES DA SILVA

POSITION:	CEO

DATE:	11/9/2015

KOSMOS ENERGY SAO TOME AND PRINCIPE

SIGNATURE:	/s/ Paul Dailly

BY:	PAUL DAILLY

POSITION:	SVP

DATE:	11/9/2015

By signing this Deed of Assignment, ANP, acting as a party to the Contract in representation of the Democratic Republic of Sao Tome and Principe, confirms the authorization of the Assignment in the terms above, that it will not exercise any preferential right, and states its concurrence with the Assignment.

Signature:	/s/ Orlando Sousa Pontes

By:	ORLANDO MENEZES DA COSTA SOUSA PONTES

Position:	EXECUTIVE DIRECTOR

Date:	11/9/2015